EXHIBIT 10F

                                      FIRST ADDENDUM TO CONSULTING AGREEMENT
                                                WITH ALBERT RAPUANO

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                                ALBERT J. RAPUANO
                         732 South 6th Street, Suite 102
                               Las Vegas, NV 89101
                               Tel: (702) 386-4131
                               Fax:(702) 386-4195


                                December 11, 1996

Nona Morelli's II, Inc.
2 Park Plaza, Suite 470
Irvine, California  92614

         RE:      First Addendum to Consulting Agreement

Gentlemen:

         This letter will serve as the First Addendum to my Consulting Agreement dated January 10, 1996 with Nona Morelli's II, Inc. (the "Company").

         As soon as practicable following execution of this Addendum the Company agrees to include in a Form S-8 Registration Statement at its expense an additional 575,000 shares in order to pay for professional services rendered.

         If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

                                        Very truly yours,

                                        /s/  Albert J. Rapuano
                                        --------------------------------------
                                             Albert J. Rapuano
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APPROVAL AND ACCEPTANCE

READ AND ACCEPTED.

NONA MORELLI'S II, INC.
a Colorado corporation

By:  /s/  Fred G. Luke
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Name:     Fred G. Luke
Title:    Chief Executive Officer